SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON D.C. 20549

                      SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934

(X)   Filed by the Registrant
( )   Filed by a Party other than the Registrant

Check the appropriate box:
( )   Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
(X)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                     Kenan Transport Company
-------------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
(X)   No fee required.
( )   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11.
      1)    Title of each class of securities to which transaction
            applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
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      how it was determined.

( )   Fee previously paid with preliminary materials
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

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                     KENAN TRANSPORT COMPANY
                   CHAPEL HILL, NORTH CAROLINA
              ----------------------------------------
              Notice of Annual Meeting of Shareholders

                           May 4, 1998
              ----------------------------------------

        The Annual Meeting of the Shareholders of KENAN TRANSPORT COMPANY, a North Carolina corporation, will be held at The Kenan Center, Bowles Drive (adjacent to the Dean Smith Student Activities Center), Chapel Hill, North Carolina, at 10:00 A.M. local time on Monday, May 4, 1998, for the following purposes:

  (1) To elect a Board of Directors for the ensuing year;
  (2) To consider and act upon a proposal to approve the Company's 1998 Long-Term Incentive Plan;
  (3) To transact such other business as may properly come before the meeting or any adjournment thereof.


      It is requested that you read carefully this Notice of Annual Meeting and the accompanying Proxy Statement for information on the matters to be considered and acted upon.

      The Board of Directors of the Company has fixed the close of business on March 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      Information relating to the Company's activities and operations during the fiscal year ended December 31, 1997 is contained in the Company's Annual Report, which is enclosed.

      Your Proxy is enclosed. You are cordially invited to attend the meeting in person, but if you do not expect to attend, please date and sign your Proxy and return it promptly in the enclosed envelope.


WILLIAM L. BOONE
Secretary

March 30, 1998
Chapel Hill, North Carolina

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                      KENAN TRANSPORT COMPANY
                          P.O. Box 2729
                 Chapel Hill, North Carolina  27515-2729
                 ---------------------------------------
                          PROXY STATEMENT
                 ---------------------------------------
                       GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of KENAN TRANSPORT COMPANY (the "Company") for the Annual Meeting of the Shareholders to be held on May 4, 1998 at 10:00 A.M. local time at The Kenan Center, Bowles Drive (adjacent to the Dean Smith Student Activities Center), Chapel Hill, North Carolina. This Proxy Statement and the accompanying Proxy were mailed on or about March 30, 1998.

      Holders of record of shares of the Common Stock of the Company at the close of business on March 2, 1998 will be entitled to vote at the Annual Meeting of Shareholders.

      Shareholders who execute and return proxies will retain the right to revoke them at any time before they are voted. When executed and not so revoked, proxies will be voted in accordance therewith.

      The solicitation of proxies by the Board of Directors will be by mail. The total expense of such solicitation will be borne by the Company and will include reimbursement of brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company who will not be additionally compensated therefor, or by the Company's transfer agent, and the cost will be borne by the Company.


                 OUTSTANDING SECURITIES AND VOTING RIGHTS

        Only shareholders of record at the close of business on March 2, 1998 will be entitled to notice of and to vote at the Annual Meeting. On such date, the number of outstanding shares of Common Stock, no par value, was 2,394,780. Each share of Common Stock is entitled to one vote.

      The enclosed Proxy is designed to permit each shareholder of record at the close of business on the record date to vote for the election of directors and on other matters coming before the meeting. Two directors of the Company,

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Thomas S. Kenan, III and Lee P. Shaffer, have been designated as proxies to vote shares in accordance with the instructions on the Proxy.



                          PRINCIPAL SHAREHOLDERS

      The following information shows the ownership on March 2, 1998, of the Company's Common Stock by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5%) of such stock:

                                      Shares Owned
Name and Address                      Beneficially      Percent
----------------------------      -------------------  ---------

Frank H. Kenan 1988 Trust (1)          789,360           33.0%
100 Europa Drive, Suite 525
Chapel Hill, NC  27514

1965 Trust established by
  Sarah Graham Kenan (2)               300,000           12.5%
9 West 57th Street
New York, NY 10019

Royce & Associates, Inc. (3)           189,870            7.9%
1414 Avenue of Americas
New York, NY  10019

Lee P. Shaffer                         161,186            6.7%
P.O. Box 2729
Chapel Hill, NC  27515


(1) There are six trustees of the Frank H. Kenan 1988 Trust, each of whom may be deemed to own beneficially the shares of common stock held thereby. The trustees are Elizabeth P. Kenan, Thomas S. Kenan, III, Owen G. Kenan, Elizabeth Kenan Howell, Annice Hawkins Kenan and Braxton Schell.

(2) There are four trustees of the 1965 Trust established by Sarah Graham Kenan, each of whom may be deemed to own beneficially the shares of common stock held thereby. The trustees are Thomas S. Kenan, III, Owen G. Kenan, Elizabeth Kenan Howell and Morgan Guaranty Trust Company of New York.

(3) According to a report on Schedule 13G, dated February 5, 1998, filed with the Securities and Exchange Commission by Royce & Associates, Inc.
      -----------------------

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                    SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock, as of March 2, 1998, by its directors, nominees for election as directors, named executive officers and by all directors and executive officers as a group:


     Name of              Officer, Director       Shares Owned
  Beneficial Owner        and/or Nominee          Beneficially     Percent
--------------------      -------------------  ------------------  -------

Lee P. Shaffer            Officer, Director     161,186               6.7%
Owen G. Kenan             Officer, Director      32,820 (1)(2)        1.4%
Thomas S. Kenan, III      Officer, Director      39,980 (1)           1.7%
William L. Boone          Officer                39,429               1.6%
L. Avery Corning          Officer                   661                 *
Gary J. Knutson           Officer                 7,710                 *
John E. Krovic            Officer                 1,794                 *
William C. Friday         Director                1,950                 *
William O. McCoy          Director                    0                 *
Paul J. Rizzo             Director                    0                 *
Braxton Schell            Director                  700 (3)             *
Kenneth G. Younger        Director                  500                 *

All Directors and Executive Officers
as a Group (13 Persons)                         288,532 (1)          12.1%

* Represents less than 1%.


(1) The shares shown as beneficially owned by Owen G. Kenan, Thomas S. Kenan, III and all directors and executive officers as a group do not include 1,089,360 shares owned by trusts of which Owen G. Kenan and Thomas S. Kenan, III are beneficiaries as well as trustees, and 28,900 shares held by The Kenan Family Foundation, a nonprofit corporation of which each is a director. When these amounts (1,089,360 and 28,900) are added to the shares listed in the table above for each of the following individuals and directors and executive officers as a group, the aggregate beneficial ownership of stock and the percentage of outstanding stock owned by each person or group is as follows: Owen G. Kenan - 1,151,080 or 48.1%; Thomas
      S. Kenan, III - 1,158,240 or 48.4%; and all directors and executive offices as a group - 1,406,992 or 58.8%.

(2) Includes 1,380 shares owned by Owen G. Kenan's wife, 10,950 shares held by his wife as custodian for their children under the Uniform Gifts to Minors Act and 11,490 shares held by a trust of which Owen
      G. Kenan serves as trustee.

(3) Does not include 789,360 shares held by a trust of which Mr. Schell serves as trustee.
      --------------------


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


      Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock, as well as any changes in that ownership, to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure during fiscal year 1997 to file such reports in a timely fashion. All of these filing requirements were satisfied by its directors, officers and 10 percent shareholders, except Kenneth Younger, who failed to report a purchase of Company stock in 1997 on Form 4. Mr. Younger filed a Form 5 describing this transaction on a timely basis in February 1998.


                          ELECTION OF DIRECTORS

      At the meeting, the shareholders will elect the Company's directors. The Board of Directors has set the number of directors to be elected at the 1998 Annual Meeting at eight. All members of the present Board are nominees for election to hold office until the next annual meeting of the shareholders and until their successors have been duly elected. A plurality of the votes cast is required to elect each director. Broker nonvotes and abstentions will not affect the election results if a quorum is present.

      If the enclosed Proxy is duly executed and received in time for the meeting and if no contrary specifications are made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for the eight persons nominated for election as directors of the Company. If any nominee should refuse or be unable to serve, the Proxy will be voted for such persons as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

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

                 Information About Nominees for Director

   The following information is furnished with respect to nominees:

                                      Principal Occupation;
                               Business Experience Past Five Years;
  Name; Period Served               Other Directorships and Age
------------------------   -----------------------------------------------

Thomas S. Kenan, III (1)   Chairman of the Board of Directors since July
  Director Since 1964      1996; President, The Westfield Company,
                           Durham, NC; Trustee, The Duke Endowment,
                           Charlotte, NC; Trustee, The William R. Kenan
                           Jr. Charitable Trust, Chapel Hill, NC. Age 60.

Owen G. Kenan (1)          Vice Chairman of the Board of Directors since
  Director Since 1978      July 1996; President and Chief Executive
                           Officer, Kenan Enterprises, Inc. President and
                           Chief Executive Officer, Kenan Oil Company,
                           Inc., Chapel Hill, NC (1987-1997); Director,
                           Central Carolina Bank & Trust Company;
                           Director and Vice Chairman, Flagler System,
                           Palm Beach, FL. Age 54.

William C. Friday          President, The William R. Kenan Jr. Fund,
  Director Since 1978      Chapel Hill, NC. Age 77.

William O. McCoy           Vice President-Finance, The University
  Director Since 1996      of North Carolina, General Administration;
                           Former Vice Chairman, BellSouth Corporation-
                           Telecommunications (1984-1994); Director,
                           Carolina Power & Light Company; Director, The
                           Liberty Corporation; Director, The Weeks
                           Corporation; Director, Fidelity Investments.
                           Age 64.

Paul J. Rizzo              Chairman, Franklin Street Partners, Chapel
 Director Since 1996       Hill, NC; Vice Chairman, IBM Corporation
                           (1993-1994); Director, Morgan Stanley;
                           Director, Ryder Systems; Director, McGraw-Hill
                           Companies, Inc.; Director, Johnson & Johnson.
                           Age 70.

Braxton Schell             Attorney-at-Law, Schell Bray Aycock Abel
  Director Since 1986      & Livingston P.L.L.C., Greensboro, NC.
                           Age 74.

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
            Information About Nominees for Director (Continued)


                                       Principal Occupation;
                                Business Experience Past Five Years;
  Name; Period Served               Other Directorships and Age
------------------------   -----------------------------------------------

Lee P. Shaffer (2)         President of the Company since 1975; Chief
  Director Since 1967      Executive Officer of the Company since July
                           1996; Chief Operating Officer of the Company
                           (1975-1996). Age 59.

Kenneth G. Younger         Retired, Former Chairman and Chief Executive
  Director Since 1996      Officer of Carolina Freight Corporation
                           (1977-1990 and 1993-1994). Age 72.


      (1)   Thomas S. Kenan, III and Owen G. Kenan are brothers.
      (2) Lee P. Shaffer is the father of Lee P. Shaffer, III, the Vice President of Operations Services, an executive officer of the Company.
            -------------------------------


                  Board of Directors and Board Committees

      The Board of Directors met five times during 1997. Each director attended all of the meetings of the Board and of each Committee of which such director is a member. In addition, the Board took action by unanimous written consent five times during 1997. The Board of Directors of the Company has an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors has no standing nominating committee.

      The members of the Audit Committee are William C. Friday, Braxton Schell and William O. McCoy. The purpose of the Committee is to assist the Board of Directors in assuring that the Company's financial reports are fairly presented and accurate, that there is an adequate system of internal accounting controls and that the auditors are independent and effectively performing their duties. The Audit Committee met twice during 1997.

      The members of the Compensation Committee are William O. McCoy, Paul
J. Rizzo and Kenneth G. Younger. Messrs. McCoy and Rizzo were appointed to the Committee on January 29, 1998. They replaced Messrs. Friday and Schell who had served as members of the Compensation Committee, along with Mr. Younger, during fiscal year 1997. The Committee recommends compensation for executive officers of the Company. The Committee met twice during 1997.

See "Compensation Committee Report" and "Compensation Committee Interlocks and Insider Participation."

      The members of the Executive Committee are Owen G. Kenan, Thomas S. Kenan, III and Lee P. Shaffer. The Committee may exercise all the authority of the Board of Directors in the management and affairs of the Company, except that the Committee may not authorize distributions; approve or propose to shareholders action that North Carolina law requires be approved by shareholders; fill vacancies on the Board of Directors or on any committee; amend the Articles of Incorporation; adopt, amend, or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares of capital stock of the Company, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares. The Executive Committee took action by unanimous written consent twice during 1997.


                         Compensation of Directors

      During 1997, Thomas S. Kenan, III was paid an annual retainer of $50,000 for his services as Chairman of the Board. Each outside director is paid an annual retainer of $6,000 plus an additional $1,500 for each meeting of the Board or meeting of a Board Committee that he attends.

                            Certain Transactions

      The Company leased its corporate offices in University Square at 143 West Franklin Street in Chapel Hill, North Carolina from Frank H. Kenan under a five-year lease agreement that became effective January 1, 1995. In 1997 the Company paid $294,715 in base lease payments to the Frank H. Kenan 1988 Trust, the present owner of University Square. Based upon studies performed by the Company of rental rates for comparable facilities, the Company is satisfied that the rent paid does not exceed market rates in the area.

     Braxton Schell is a partner in Schell Bray Aycock Abel & Livingston P.L.L.C., a law firm that provides legal services to the Company.


                  EXECUTIVE COMPENSATION AND RELATED MATTERS

      The following table sets forth the annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and the next four most highly compensated executive officers for fiscal 1997 ("Named Executive Officers") of the Company for the years ended December 31, 1997, 1996 and 1995:

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

                     Summary Compensation Table

                                            Annual
                                         Compensation
                                   -----------------------     All Other
   Name and Principal                 Salary       Bonus      Compensation
       Position               Year      ($)        (1) ($)       (2) ($)
-------------------------     ----   ---------   ----------   ------------

Lee P. Shaffer,               1997     290,600      90,667       108,967
  President, Chief            1996     279,500      60,372       102,146
  Executive Officer           1995     271,400     100,000        56,918

William L. Boone,             1997     164,300      51,262        55,063
  Vice President-Finance      1996     158,000      34,128        53,056
  Secretary, Treasure         1995     153,400        --          23,279

L. Avery Corning,             1997     121,100      37,783        17,761
  Vice President-             1996     116,400      25,142        15,326
  Operations and Sales        1995     113,000        --           7,280

Gary J. Knutson,              1997     107,500      33,540        21,299
  Vice President-             1996     101,400      21,902        19,410
  Marketing                   1995      98,500        --          12,102

John E. Krovic,               1997     103,100      32,167        14,802
  Vice President-Human        1996      97,300      21,017        13,447
  Resources and Safety        1995      91,800        --           7,452



(1) Includes the fair market value (as determined by the Plan) of stock awarded in 1998 under the Company's Stock Bonus Plan for the 1997 fiscal year.

(2) Other compensation includes benefits paid or accrued by the Company pursuant to the Company's Profit Sharing Retirement Plan (PSRP) and Supplemental Executive Retirement Plan (SERP). Other compensation also includes the value of split dollar life insurance premiums paid on behalf of executive officers under a Senior Management Life Insurance Plan (SMLIP). Plan benefits paid and/or accrued for the year ended December 31, 1997 are presented below:

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                                 PSRP        SERP      SMLIP
              Name               ($)         ($)        ($)
       -----------------------   -----      ------     ------
       Lee P. Shaffer            9,392      62,148     37,427
       William L. Boone          9,392      22,039     23,632
       L. Avery Corning          6,055       7,036      4,670
       Gary J. Knutson           6,310      10,226      4,763
       John E. Krovic            6,052       5,670      3,080
-----------------


                      Compensation Committee Report

      The Compensation Committee of the Board of Directors is responsible for the Company's compensation policy, salary levels and incentive programs for executives. By working with senior management and reviewing available industry information, the Committee monitors executive compensation to fulfill the objectives set forth below.


Compensation Philosophy

      The Company maintains a compensation program that provides executive employees with base salaries at competitive market levels and the opportunity to earn incentive compensation when targeted performance goals are achieved. For certain executive employees, a portion of the annual incentive compensation is in the form of stock. In addition, the Company offers retirement benefits to its executives in the form of a Profit Sharing Plan, a Supplemental Executive Retirement Plan and a Senior Management Life Insurance Plan. Through these three forms of compensation, the Company seeks to attract, motivate and retain executives who can contribute to the success of the business and to afford these executive employees the opportunity to earn an ownership interest in the Company and thereby align the interests of management with those of shareholders.


Salary

      In establishing salary levels for executives, the Committee annually monitors salaries at other businesses through a broad-based wage survey, which is specific to the trucking industry. Salary levels are set to compare with averages as reported for similar-sized companies based on revenue.

     The Committee evaluates compensation levels by comparing the Company's performance results to performance results of competitors in the tank truck industry. Performance comparisons are based on profits, profit margins and operating ratios of the Company and its competitors as a group. According to the most recent industry data available, the operating ratio and profit margins of the Company compared favorably with those of other tank truck carriers.

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      Lee P. Shaffer was appointed Chief Executive Officer of the Company in 1996, following the death of Frank H. Kenan, founder of the Company. Mr. Shaffer's salary was increased by approximately 4% in 1997. In establishing Mr. Shaffer's salary level, the Committee considered the wage survey referenced hereinabove. In addition, upon the Company's achievement of its net income target, Mr. Shaffer was awarded a bonus of $90,667 under the Company's Stock Bonus Plan, which bonus represented approximately 31% of Mr. Shaffer's salary. Mr. Shaffer also received compensation from the Company's Profit Sharing Retirement Plan, Supplemental Executive Retirement Plan, and Senior Management Life Insurance Plan, as well as other benefits available to the Company's executives, in an aggregate amount of $108,967, which amount represented approximately 37% of Mr. Shaffer's salary.

      Salary levels for the other Named Executive Officers for 1997, 1996 and 1995 are reported in the Summary Compensation Table.


Incentive Compensation

      Under the Company's Stock Bonus Plan, selected officers and key executive employees may earn incentive compensation. Under this Plan, executives earn stock in the Company for years in which the Company's annual net income exceeds the average of the prior three years' net income. A maximum bonus for a participant in any year is 75% of salary. An executive may elect to receive up to 50% of the bonus for the year in cash, but, in order to provide management an ownership interest in the Company's success, at least 50% of the bonus for the year is payable in Company stock. The 1997 bonus awards, reported in the Summary Compensation Table, represent significant achievement by the executive officers of performance measures for the year. The Company also offers incentive compensation programs, linked to the achievement of performance targets, for managers who do not participate in the Stock Bonus Plan.

      On January 29, 1998, the Board of Directors adopted, subject to shareholder approval, the 1998 Long-Term Incentive Plan (the "Plan"). The Board appointed Messrs. McCoy and Rizzo as members to the Compensation Committee, in place of Messrs. Friday and Schell, and designated the Compensation Committee as the administrative committee under the Plan.
The Board also resolved that upon approval of the Long-Term Incentive Plan by the shareholders, no further shares of stock will be issued under the Stock Bonus Plan. See "Proposal to Approve 1998 Long-Term Incentive Plan."

  William C. Friday       Braxton Schell        Kenneth G. Younger


                                  10
                    Compensation Committee Interlocks
                        and Insider Participation

   Braxton Schell, a member of the Company's Compensation Committee during fiscal 1997, is a partner of Schell Bray Aycock Abel & Livingston, P.L.L.C., a law firm that provides legal services to the Company.


                          Performance Graph

   The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the Nasdaq Market Index and an index of peer companies. The comparison assumes a $100 investment on January 1, 1993 and reinvestment of dividends.


Measurement Period (MP)          Kenan
-----------------------        Transport         NASDAQ          Peer
(Fiscal Year Covered)           Company          Market          Group
-----------------------        ---------       ----------      ---------

MP - 01/01/93                   $100.00          $100.00        $100.00

FYE 12/31/93                     126.07           119.95         113.27
FYE 12/31/94                     128.68           125.94         108.90
FYE 12/31/95                     154.50           163.35          92.32
FYE 12/31/96                     143.36           202.99          87.21
FYE 12/31/97                     279.73           248.30         126.02


(1) The peer group chosen consists of companies listed under Standard Industrial Classification Code 4213 - trucking, except local.

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          PROPOSAL TO APPROVE 1998 LONG-TERM INCENTIVE PLAN

      On January 29, 1998, the Board of Directors adopted, subject to shareholder approval, the 1998 Long-Term Incentive Plan (the "Plan"). The Plan is intended to induce those persons who are in a position to contribute materially to the success of the Company to remain with the Company, to offer them rewards in recognition of their contributions to the Company's progress and to offer them incentives to continue to promote the best interests of the Company.

      In order to maintain flexibility in the grant of incentive benefits, the Plan allows for the grant of stock options (both incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, performance shares and performance-based compensation awards ("Awards") to officers and directors of the Company or any Subsidiary and to executive, supervisory and other key employees. All awards will be based upon the satisfaction of corporate or individual performance standards. The maximum number of shares available under the Plan is 450,000 shares. Grants of options and other Awards cannot be made at less than the fair market value of the Common Stock on the date of grant.

      The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which has been appointed by the Board pursuant to the terms of the Plan. All Awards under the Plan are made by the Committee.

      In the event of a change of control as defined in the Plan, all stock options granted under the Plan will become immediately exercisable. Other Awards granted under the Plan, if the Committee so elects, will become immediately vested or exercisable. No Awards may be granted under the Plan after January 28, 2008.


                       Description of the Plan

      The Plan provides for grant Awards of up to 450,000 shares of Common Stock. Awards available under the Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares and performance-based compensation. No single person may receive Awards under the Plan aggregating more than 250,000 shares of Common Stock over the life of the Plan. Any shares of Common Stock that are subject to Awards under the Plan and are not issued, or are issued but have not vested prior to termination of the Award, may again be made the subject of grants and awards under the Plan. The number and class of shares available under the Plan may be adjusted in the event of stock splits and combinations, stock dividends and similar changes in the capitalization of the Company. No grants or awards may be made under the Plan after January 28, 2008.

      The Plan provides that the Board of Directors may terminate, amend or revise the terms of the Plan except that shareholder approval is required to (i) increase the maximum aggregate number of shares of Common Stock that may be sold or distributed pursuant to Awards granted under the Plan, (ii) change the minimum purchase price for shares of Common Stock that may be received by exercise of stock options or stock appreciation rights under the Plan, (iii) increase the maximum duration established under the Plan for any Award, or (iv) permit the grant of an Award to any person other than as specified in the Plan.

     Stock options and stock appreciation rights that have not been exercised and restricted stock and performance shares that are subject to restrictions under the Plan may not be transferred by a participant except by will or applicable laws of descent and distribution, except that the Committee may grant nonqualified stock options that are transferable to immediate family members (as defined in the Plan). The Company may require payment, or withhold payments made under the Plan in order to satisfy applicable tax withholding requirements.


Plan Administration

     The Board of Directors has appointed the Compensation Committee (the "Committee") to administer the Plan. The Committee must consist of no fewer than two members, each of whom is an "outside director" of the Company, as defined in Section 162(m) of the Internal Revenue Code, and a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Plan provides for indemnification by the Company of the members of the Committee pursuant to the Company's bylaws with respect to any matter arising under the Plan.

      The Committee has sole authority for all aspects of administering the Plan including the grant of Awards, the determination of which officers, directors and employees are eligible to receive Awards, the determination of the price, duration, performance measures and any restrictions or conditions applicable to any Award and the decision of whether or not to accelerate the time at which any outstanding stock option or stock appreciation right may be exercised.


Stock Options and Stock Appreciation Rights

     The Plan permits the granting of incentive stock options ("ISOs") and nonqualified stock options. Stock appreciation rights may be awarded either in tandem with stock options ("Tandem SARs") or on a stand-alone ("Nontandem SARs").

     The price of shares subject to options granted under the Plan will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of the Common Stock as defined in the Plan. The recipient of an option may pay its exercise price by cash, check or, under certain conditions, the surrender of shares of Common Stock of the Company. The Committee may agree that if an option recipient elects to pay by the surrender of stock he shall automatically receive a new option to purchase the number of shares surrendered at the then fair market value.

      The exercise price determined with respect to an option will also be applicable to the exercise of any Tandem SAR granted with respect to such option. The exercise or base price of a Nontandem SAR will be determined by the Committee, but may not be less than 100% of the fair market value of the Common Stock as defined in the Plan. The appreciation in the Common Stock that determines the number of shares to be issued to a Nontandem SAR recipient will be the excess of the fair market value of the shares subject to the SAR at the time of exercise over the base price of the shares.

      Upon surrender of a Tandem SAR and the related unexercised option, or portion thereof, the participant will receive shares of Common Stock having an aggregate fair market value equal to (i) the excess of (A) the fair market value of one share of Common Stock at the time the Tandem SAR is exercised over (B) the purchase price per share specified in the related stock option, multiplied by (ii) the number of shares of Common Stock subject to the stock option, or portion thereof, which is surrendered.

      Unless the applicable stock option agreement provides otherwise, each stock option will vest over a period of five years from the date of grant with 20% of the total number of shares subject to the option vesting on the first anniversary of the grant date and an additional 20% vesting each year thereafter. No stock option may expire later than 10 years from the date of grant. No ISO may be granted to a participant who, at the time of the grant, owns stock representing more than 10% of the total voting power of all classes of stock of the Company (a "10% Shareholder") unless the option price for the shares subject to such ISO is at least 110% of the fair market value of the date of grant and such ISO award is exercisable only within five years after its date of grant. In addition, the total fair market value of a share subject to ISOs which are exercisable for the first time by an eligible participant in a given calendar year may not exceed $100,000, valued as of the date of the ISO's grant.

     Unexercised options and stock appreciation rights will expire three months after the date a participant ceases to be employed by or otherwise terminates his relationship with the Company for any reason other than death, disability or retirement, unless otherwise provided in the applicable grant. In the event of death, disability or retirement, options and stock appreciation rights will expire within one year, unless the grant provides otherwise.

Restricted Stock

     Restricted stock may be issued under the Plan, subject to restrictions and conditions as determined by the Committee. Restricted stock will be held in escrow and may not be sold or otherwise transferred until the restrictions imposed on the stock have lapsed. However, the participant will have other rights associated with ownership of such restricted stock, including the right to vote and to receive dividends. Restricted stock will be forfeited if the participant dies or terminates employment or association with the Company prior to lapse of the restrictions on the shares, unless otherwise provided in the grant.


Performance Shares

      Performance shares confer upon the participant the right to receive a specified number of shares of Common Stock when certain corporate or individual performance objectives have been achieved within a specified period as determined by the Committee. The Committee specifies the performance objectives and the time in which they must be achieved (not to exceed 10 years) at the time of grant. If performance objectives are achieved, the Committee may distribute cash equal to the fair market value of the Common Stock in lieu of Common Shares. In this event, the number of shares of Common Stock available for issuance under the Plan and to the recipient, pursuant to the Plan limits, will be reduced by the number of shares to which the cash payment relates.


Performance-based Compensation Awards

     Stock options and stock appreciation rights granted under the Plan are exercisable at not less than 100% of fair market value of the underlying shares at the time of grant, which should preserve any federal income tax deduction available to the Company at the time of exercise.
The Plan provides that the Committee may also designate performance-based compensation awards issued at less than the fair market value of the Common Stock within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve such deductions that are granted pursuant to a written agreement that specifies one or more performance goals that must be satisfied in order for the Award to vest. The Committee must establish in writing the performance objectives that apply to each grant prior to the recipient's performance while the outcome under the goal is substantially uncertain. The performance goals established by the Committee must be based on one or more of the following criteria: achieving targeted revenues, control of operating expenses, increases in operating cash flow, increases in operating income, and achieving targeted net income and targeted operating margins. If performance objectives are achieved, the Committee may distribute cash equal to the fair market value of the Common Stock in lieu of Common Shares. In this event, the number of shares of Common Stock available for issuance under the

Plan and to the recipient, pursuant to the Plan limits, will be reduced by the number of shares to which the cash payment relates.

      The Plan was approved by the Board of Directors, subject to the approval of shareholders, pursuant to a resolution indicating that upon receipt of such approval, no further shares of stock will be issued under the Company's Stock Bonus Plan. On February 4, 1998, the newly appointed Compensation Committee approved the following grants of restricted stock awards and non-qualified stock options under the Plan, contingent upon approval of the Plan by shareholders.

                                 Non-qualified         Shares of
               Name              Stock Options      Restricted Stock
         ------------------     ---------------     ----------------
          Lee P. Shaffer            140,900               9,100
          William L. Boone           57,300               3,700
          L. Avery Corning           23,500               1,500
          Gary J. Knutson            20,700               1,300
          John E. Krovic             20,700               1,300
          Lee Shaffer III            18,800               1,200

      The non-qualified stock options were granted at an exercise price of $31.75, the closing price of the Company's Common Stock on February 3, 1998. In accordance with the Plan, 20% of the options become exercisable on February 3, 1999, with an additional 20% vesting on each February 3 thereafter through the year 2003. All of the foregoing options expire on February 3, 2008.

      The restricted stock grants provide that 20% of the shares will become free of restrictions on February 3, 1999, with an additional 20% of the shares granted becoming free of restrictions each February 3 thereafter through the year 2003. Until that time, the shares are registered in the name of the holder who is entitled to vote and receive dividends but are held in escrow by the Company, in accordance with the terms of the Plan.

      The Committee also awarded non-qualified Stock Options to purchase an aggregate of 47,000 shares at a price equal to fair market value at the time of grant and an aggregate of 3,000 shares of Restricted Stock to two new executives who joined the Company following two recent acquisitions.

     The grant of a nonqualified stock option will not result in taxable income to the grantee or a deduction to the Company. On the date any such option is exercised, a grantee generally will be deemed to receive ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price, and the Company will generally receive a deduction in the same amount.

     In general, there will be no federal income tax consequences to either the Company or the grantee upon the grant of restricted stock until the restrictions lapse. At that time, the grantee will recognize taxable income equal to the then fair market value of the Common Stock and the Company will generally receive a corresponding deduction. However, with respect to restricted stock grants, grantees may elect, within 30 days after the date of grant, to recognize ordinary income equal to the fair market value of the restricted stock on the date of grant and the Company would then be entitled to a corresponding deduction at that time.

      The Plan requires approval by the affirmative votes of a majority of the votes cast at the Annual Meeting at which a majority of the shares of the Company's Common Stock is present in person or by proxy. Abstentions and broker non-votes will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 LONG-TERM INCENTIVE PLAN.



                    INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP served as the independent public accountants for the Company in 1997, and they will be considered for appointment for 1998 at the Board of Directors' meeting following the meeting of shareholders. A representative of the firm will be in attendance at the shareholders' meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to shareholder questions.



                           OTHER MATTERS

   The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the meeting; however, if any other matters are properly brought before the meeting, the persons who are named in the enclosed Proxy or their substitutes will vote in accordance with their best judgement on such matters.



                        SHAREHOLDER PROPOSALS

   Shareholder proposals to be presented at the next annual meeting of the Company's shareholders must be received by the Company at its principal offices, Fifth Floor, University Square-West, 143 West Franklin Street, Chapel Hill,

North Carolina 27516-3910, on or before November 27, 1998 in order to be included in the Company's next Proxy Statement for such annual meeting.


By Order of the Board of Directors


WILLIAM L. BOONE
Secretary

March 30, 1998
Chapel Hill, North Carolina

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                                                           APPENDIX I

                         KENAN TRANSPORT COMPANY

                      1998 LONG-TERM INCENTIVE PLAN

                          TABLE OF CONTENTS



ARTICLE 1.  PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . .1
      1.1   Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . .1
      1.2   Grant of Awards. . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .1
      2.1   "Award". . . . . . . . . . . . . . . . . . . . . . . . . . .1
      2.2   "Board"  . . . . . . . . . . . . . . . . . . . . . . . . . .1
      2.3   "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . .1
      2.4   "Committee". . . . . . . . . . . . . . . . . . . . . . . . .1
      2.5   "Non-Employee Director". . . . . . . . . . . . . . . . . . .1
      2.6   "Fair Market Value". . . . . . . . . . . . . . . . . . . . .1
      2.7   "Grantee". . . . . . . . . . . . . . . . . . . . . . . . . .2
      2.8   "Incentive Stock Option" . . . . . . . . . . . . . . . . . .2
      2.9   "Nontandem Stock Appreciation Right" . . . . . . . . . . . .2
      2.10  "Nonqualified Stock Option". . . . . . . . . . . . . . . . .2
      2.11  "Performance-based Compensation Award" . . . . . . . . . . .2
      2.12  "Performance Shares" . . . . . . . . . . . . . . . . . . . .2
      2.13  "Restricted Stock" . . . . . . . . . . . . . . . . . . . . .2
      2.14  "Stock". . . . . . . . . . . . . . . . . . . . . . . . . . .2
      2.15  "Stock Appreciation Right" . . . . . . . . . . . . . . . . .2
      2.16  "Stock Option" . . . . . . . . . . . . . . . . . . . . . . .2
      2.17  "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . .2
      2.18  "Tandem Stock Appreciation Right". . . . . . . . . . . . . .3

ARTICLE 3.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . .3
      3.1   Committee. . . . . . . . . . . . . . . . . . . . . . . . . .3
      3.2   Authority of Committee . . . . . . . . . . . . . . . . . . .3
      3.3   Liability; Indemnification . . . . . . . . . . . . . . . . .3

ARTICLE 4.  STOCK SUBJECT TO PLAN. . . . . . . . . . . . . . . . . . . .3
      4.1   Maximum Number of Shares Subject to the Plan . . . . . . . .3
      4.2   Maximum Number of Shares For Any Individual. . . . . . . . .4
      4.3   Reservation of Shares of Common Stock. . . . . . . . . . . .4

ARTICLE 5.  ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE 6.  STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . .5
      6.1   Grant of Stock Options.. . . . . . . . . . . . . . . . . . .5
      6.2   Stock Option Terms and Conditions. . . . . . . . . . . . . .5
      6.3   Purchase Price . . . . . . . . . . . . . . . . . . . . . . .5
      6.4   Duration of Stock Options. . . . . . . . . . . . . . . . . .5

      6.5   Exercise of Stock Options. . . . . . . . . . . . . . . . . .5
      6.6   Written Notice Required. . . . . . . . . . . . . . . . . . .6
      6.7   Maximum Amount of Incentive Stock Options in Any Calendar
            Year . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
      6.8   Cancellation of Stock Appreciation Rights. . . . . . . . . .7

ARTICLE 7.  STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . . . .7
      7.1   Grant of Stock Appreciation Rights . . . . . . . . . . . . .7
      7.2   Stock Appreciation Rights Terms and Conditions . . . . . . .7
      7.3   Tandem Stock Appreciation Rights . . . . . . . . . . . . . .7
            7.3.1 Award of Tandem Stock Appreciation Rights. . . . . . .7
            7.3.2 Limitations on Exercise of Tandem Stock Appreciation
                  Rights . . . . . . . . . . . . . . . . . . . . . . . .8
            7.3.3 Surrender or Exchange of Tandem Stock Appreciation
                  Rights . . . . . . . . . . . . . . . . . . . . . . . .8
      7.4   Nontandem Stock Appreciation Rights. . . . . . . . . . . . .8
            7.4.1 Award of Nontandem Stock Appreciation Rights . . . . .8
            7.4.2 Exercise of Nontandem Stock Appreciation Rights. . . .8
      7.5   Settlement of Stock Appreciation Rights. . . . . . . . . . .8
      7.6   Cash Settlement. . . . . . . . . . . . . . . . . . . . . . .9
      7.7   Written Notice Required. . . . . . . . . . . . . . . . . . .9

ARTICLE 8.  RESTRICTED STOCK . . . . . . . . . . . . . . . . . . . . . .9
      8.1   Grant of Restricted Stock. . . . . . . . . . . . . . . . . .9
      8.2   Restrictions and Conditions. . . . . . . . . . . . . . . . .9
      8.3   Duration of Awards . . . . . . . . . . . . . . . . . . . . .9
      8.4   Restricted Stock Certificates. . . . . . . . . . . . . . . 10
      8.5   Rights of Holders of Restricted Stock. . . . . . . . . . . 10
      8.6   Delivery of Restricted Stock . . . . . . . . . . . . . . . 10

ARTICLE 9.  PERFORMANCE SHARES . . . . . . . . . . . . . . . . . . . . 10
      9.1   Grant of Performance Shares. . . . . . . . . . . . . . . . 10
      9.2   Terms and Conditions . . . . . . . . . . . . . . . . . . . 10
      9.3   Cash in Lieu of Stock. . . . . . . . . . . . . . . . . . . 11
      9.4   Performance Objective Period . . . . . . . . . . . . . . . 11

ARTICLE 10.  PERFORMANCE-BASED COMPENSATION AWARDS . . . . . . . . . . 11
      10.1  Awards . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      10.2  Performance Goals. . . . . . . . . . . . . . . . . . . . . 11
      10.3  Limitations of Shares. . . . . . . . . . . . . . . . . . . 11

ARTICLE 11.  TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . . 12
      11.1  Termination of Employment. . . . . . . . . . . . . . . . . 12
      11.2  Disability; Normal Retirement.   . . . . . . . . . . . . . 12
      11.3  Death of Grantee . . . . . . . . . . . . . . . . . . . . . 12
      11.4  Termination as Nonemployee Director of the Company . . . . 12
      11.5  Extent of Exercise . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 12.  TRANSFER RESTRICTIONS . . . . . . . . . . . . . . . . . . 13

ARTICLE 13.  ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 14.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . 13
      14.1  Tax Withholding. . . . . . . . . . . . . . . . . . . . . . 13
      14.2  Termination, Amendment of Plan . . . . . . . . . . . . . . 14
      14.3  Prior Rights and Obligations . . . . . . . . . . . . . . . 14
      14.4  Employment . . . . . . . . . . . . . . . . . . . . . . . . 14
      14.5  Securities Laws. . . . . . . . . . . . . . . . . . . . . . 14
      14.6  Compliance with Section 16(b).   . . . . . . . . . . . . . 14
      14.7  Reorganization . . . . . . . . . . . . . . . . . . . . . . 15
            14.7.1 . . . . . . . . . . . . . . . . . . . . . . . . . . 15
            14.7.2 . . . . . . . . . . . . . . . . . . . . . . . . . . 15
            14.7.3 . . . . . . . . . . . . . . . . . . . . . . . . . . 15
            14.7.4 . . . . . . . . . . . . . . . . . . . . . . . . . . 15
      14.8  Effective Date and Term of Plan. . . . . . . . . . . . . . 16

                         KENAN TRANSPORT COMPANY

                      1998 LONG-TERM INCENTIVE PLAN



                              ARTICLE 1.
                               PURPOSE

      1.1 Purpose. This Kenan Transport Company 1998 Long-Term Incentive Plan (the "Plan") is intended to induce those persons who are in a position to contribute materially to the success of Kenan Transport Company (the "Company") to remain with the Company, to offer them rewards in recognition of their contributions to the Company's progress and to offer them incentives to continue to promote the best interests of the Company.

      1.2 Grant of Awards. In order to maintain flexibility in the grant of incentive benefits, the Plan allows for the grant of Stock Options (both Incentive Stock Options and Nonqualified Stock Options), Stock Appreciation Rights, Restricted Stock and Performance Shares.

                                ARTICLE 2.
                               DEFINITIONS

      2.1 "Award" means any grant of Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Shares authorized by the Committee under this Plan.

      2.2   "Board" means the Board of Directors of the Company.

      2.3   "Code" means the Internal Revenue Code of 1986, as amended.

      2.4 "Committee" means the Committee appointed by the Board pursuant to Article 3 of the Plan for the purpose of administering the Plan.

      2.5 "Non-Employee Director" means a person who is both a "Non-Employee Director" within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

      2.6 "Fair Market Value" means, as of a given date, the closing sales price per share of the Company's Stock, as reported on the national securities exchange on which the Stock is principally traded on the day preceding the day (or the most recent trading day preceding the day) on which the stock is to be valued. For purposes of this section, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System. If at the time the determination of Fair Market Value is made the Stock is not admitted to trading on a national securities exchange for which sales prices are regularly reported, Fair Market Value shall be determined by the Committee on the basis of such factors as it deems appropriate; provided, however, that Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, shall never lapse.

      2.7 "Grantee" means a person who receives an Award pursuant to the Plan.

      2.8 "Incentive Stock Option" means any Stock Option designated as an Incentive Stock Option within the meaning of Section 422 of Code. Any Stock Option so designated shall be construed to comply in every respect with Section 422 of the Code.

      2.9   "Nontandem Stock Appreciation Right" means any Stock
Appreciation Right granted pursuant to Article 7 of the Plan in a manner not related to a grant of a Stock Option.

      2.10 "Nonqualified Stock Option" means any Stock Option granted pursuant to the Plan that is not designated as being an Incentive Stock Option under Section 422 of the Code. Any Stock Option so designated shall not be subject to Section 422 of the Code.

      2.11 "Performance-based Compensation Award" means an Award described in Article 11 of the Plan.

      2.12 "Performance Shares" means shares of Stock that are subject to an Award pursuant to Article 9 of the Plan.

      2.13 "Restricted Stock" means shares of Stock that are issued to a Grantee subject to restrictions under Article 8 of the Plan.

      2.14 "Stock" means the Common Stock, without par value, of the Company or any successor class of stock.

      2.15 "Stock Appreciation Right" means the right to receive, pursuant to an Award granted pursuant to Article 7 of the Plan, shares of Stock equal in value to the excess, at the time the right is exercised, of the Fair Market Value of the number of shares subject to the Award over the Fair Market Value of such shares at the time the Award was granted. A Stock Appreciation Right may be a Tandem Stock Appreciation
Right or a Nontandem Stock Appreciation Right.

      2.16  "Stock Option" means any Incentive Stock Option or
Nonqualified Stock Option to purchase shares of Stock granted to any Grantee pursuant to Article 6 of the Plan.

      2.17 "Subsidiary" means any person, firm, partnership, limited liability company or corporation at least 50% of the total combined voting power of which is owned directly or indirectly by the Company.

      2.18 "Tandem Stock Appreciation Right" means any Stock Appreciation Right granted pursuant to Article 7 of the Plan in conjunction with all or part of any Stock Option granted under the Plan pursuant to a Stock Option agreement which states that the Grantee may, in lieu of exercising the Stock Option, surrender the Stock Option and receive shares of Stock equal in value to the Stock Appreciation Right.

                                ARTICLE 3.
                              ADMINISTRATION

      3.1 Committee. The Plan shall be administered by a Committee appointed by the Board consisting of not less than two members, all of whom must be Non-Employee Directors. Any action of the Committee shall be taken by majority vote at a meeting called in accordance with procedures adopted by the Committee or by the unanimous written consent of the Committee.

      3.2 Authority of Committee. Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have sole authority in its absolute discretion: (i) to grant Awards under the Plan; (ii) to determine the officers, employees or directors to whom Awards shall be granted under the Plan; (iii) to determine the number of shares of Stock subject to any Award under the Plan; (iv) to establish the price, duration, performance measures and any other term, restriction or condition of an Award under the Plan; (v) to accelerate the time at which any outstanding Stock Option or Stock Appreciation Right may be exercised or the time when restrictions or conditions on any other Awards will lapse; (vi) to construe and interpret the Plan; (vii) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (viii) to make any other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

      3.3 Liability; Indemnification. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or to any Award granted thereunder. In addition, directors and members of the Committee shall be eligible for indemnification from the Company, pursuant to the Company's Bylaws, with respect to any matter arising under the Plan.

                                ARTICLE 4.
                          STOCK SUBJECT TO PLAN

      4.1 Maximum Number of Shares Subject to the Plan. The maximum aggregate number of shares of Stock available pursuant to the Plan, subject to adjustment as provided in Article 14 hereof, shall be 450,000 shares of the Stock. If any Stock Option granted pursuant to the Plan expires or terminates for any reason before it shall have been exercised in full, the unpurchased shares subject to such expired or terminated Stock Option shall again be available for the purposes of the Plan, except that any unpurchased shares that have been subject to a

Stock Option in connection with which a Tandem Stock Appreciation Right has also been granted shall be reduced by the number of shares issued in connection with the Tandem Stock Appreciation Right. If any Nontandem Stock Appreciation Right granted pursuant to the Plan expires or terminates for any reason before all shares subject thereto have been issued, the unissued shares associated with such Nontandem Stock Appreciation Rights shall again be available for the purposes of the Plan. If any shares issued pursuant to a Restricted Stock Award shall be forfeited, such shares shall again be available for the purposes of the Plan. If a Performance Share Award terminates for any reason before all of the shares associated with such Performance Share Award shall have been issued pursuant thereto, such unissued shares shall again be available for the purposes of the Plan. If any Stock Appreciation Right or Performance Shares are paid in cash rather than in shares, in whole or in part, the number of shares of Stock available under the Plan will be reduced by the number of shares to which the cash payment relates.

      4.2 Maximum Number of Shares For Any Individual. Notwithstanding any other term or provision of the Plan, the aggregate number of shares of Stock with respect to which Awards under the Plan may be granted to any individual shall not exceed 250,000 shares of Stock of the Company. If a Stock Option is canceled, terminated or repriced, the canceled, terminated or repriced Stock Option shall be counted against the maximum number of shares for which Awards may be granted to such Grantee. If cash is paid to a Grantee in settlement of any Stock Appreciation Right or Performance Shares Award, the number of shares to which the cash payment relates shall be counted against the maximum number of shares for which Awards may be granted to such Grantee.

      4.3 Reservation of Shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of the Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of the Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the Stock as to which the requisite authority shall not have been obtained.

                                ARTICLE 5.
                               ELIGIBILITY

      Awards under the Plan may be granted to persons identified by the Committee who are executive, supervisory and other key employees, officers or directors of the Company or any Subsidiary. Notwithstanding the foregoing, Incentive Stock Options to purchase shares of Stock may be granted pursuant to the Plan only to executive or supervisory employees of the Company or a Subsidiary that is a corporation, including directors and officers who are also employees of the

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

 Company or a Subsidiary that is a corporation.

                                ARTICLE 6.
                              STOCK OPTIONS

      6.1 Grant of Stock Options. The Committee may cause the Company to grant Stock Options for the purchase of shares of Stock to Grantees under the Plan in such amounts as the Committee, in its sole discretion, shall determine. Such Stock Options may be granted either alone or in addition to other Awards granted under the Plan. The Stock Options granted under the Plan shall be designated as either: (i) Incentive Stock Options or (ii) Nonqualified Stock Options.

      6.2 Stock Option Terms and Conditions. Stock Options granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time approve. The terms and conditions of Stock Options granted under the Plan, including the satisfaction of corporate or individual performance objectives and other vesting standards, may differ one from another as the Committee shall, in its discretion, determine, as long as all Stock Options granted under the Plan satisfy the requirements of the Plan.

      6.3 Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any Stock Option shall be determined by the Committee at the time of grant, subject to the limitations set forth in this Section 6.3. In no event shall the purchase price of any Stock Option be less than the Fair Market Value of the shares at the time of the grant of the Stock Option; except that for any Grantee who owns more than 10% of the combined voting power of all classes of stock of the Company, the purchase price of any Incentive Stock Option shall not be less than 110% of Fair Market Value. The applicable Stock Option agreement may provide for adjustments to the purchase price, as the Committee shall determine, provided that the purchase price shall never be less than the initial purchase (except to the extent such adjustments are pursuant to Article 13). The purchase price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Stock Option.

      6.4 Duration of Stock Options. Each Stock Option and all rights thereunder granted pursuant to the terms of the Plan shall expire ten years from the date on which the Stock Option is granted; provided, however, that no Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company may be exercisable after the date five years from the date of the Award.

      6.5   Exercise of Stock Options.    Unless otherwise provided by the
applicable Stock Option agreement, each Stock Option shall be exercisable as follows:

      Up to 20% of the total shares subject to the Stock Option on and at any time after the first anniversary of the date of grant of the Stock Option and prior to termination of the Option;

      Up to 40% of the total shares subject to the Stock Option (including any shares previously purchased under the Stock Option) on and at any time after the second anniversary of the date of grant of the Stock Option and prior to termination of the Option;

      Up to 60% of the total shares subject to the Stock Option (including any shares previously purchased under the Stock Option) on and at any time after the third anniversary of the date of grant of the Stock Option and prior to termination of the Option;

      Up to 80% of the total shares subject to the Stock Option (including any shares previously purchased under the Stock Option) on and at any time after the fourth anniversary of the date of grant of the Stock Option and prior to termination of the Option;

      Up to 100% of the total shares subject to the Stock Option
      (including any shares previously purchased under the Stock Option) on and at any time after the fifth anniversary of the date of grant of the Stock Option and prior to termination of the Option.

No Stock Option may be exercised for a fraction of a share of Stock. Unless otherwise provided by the applicable Stock Option agreement, the purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company, by surrender of shares of Stock held by the Grantee for more than six months and having a value at the exercise date equal to the exercise price, or through a cashless exercise through a broker-dealer registered with the Securities and Exchange Commission, or by a combination of any of the foregoing. If any portion of the purchase price is paid in shares of Stock, those shares shall be valued at their Fair Market Value as of the day of delivery. No Grantee, or Grantee's executor, administrator, legatee, or distributes, shall be deemed to be a holder of any shares subject to a Stock Option unless and until a stock certificate or certificates for such are issued to such Grantee under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 13. The exercise of Stock Options under the Plan shall be subject to the withholding requirements as set forth in Section 14.1.

      6.6 Written Notice Required. A Stock Option shall be exercised when written notice of that exercise, stating the number of shares of Stock with respect to which the Stock Option is being exercised, has been given to the Company at its principal office, to the attention of the Corporate Secretary, by the Grantee and full payment for the shares with respect to which the Stock Option is exercised has been received by the Company.

      6.7 Maximum Amount of Incentive Stock Options in Any Calendar Year. The aggregate Fair Market Value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options are first exercisable by any Grantee during any calendar year under the terms of this Plan and all other such plans of the Company and any parent and Subsidiary shall not exceed $100,000. Any Stock Option in excess of the foregoing limitation shall be deemed a Nonqualified Stock Option to the extent of such excess.

      6.8 Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of a Stock Option, any related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Stock.

                                ARTICLE 7.
                        STOCK APPRECIATION RIGHTS

      7.1 Grant of Stock Appreciation Rights. The Committee may cause the Company to grant Stock Appreciation Rights to Grantees under the Plan in such amounts as the Committee, in its sole discretion, shall determine. Such Stock Appreciation Rights may be granted either alone or in addition to other Awards granted under the Plan. The Stock Appreciation Rights granted under the Plan shall be designated as either: (i) Tandem Stock Appreciation Rights or (ii) Nontandem Stock Appreciation Rights.

      7.2 Stock Appreciation Rights Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time approve. The terms and conditions of Stock Appreciation Rights granted under the Plan, including the satisfaction of corporate or individual performance objectives and other vesting standards, may differ one from another as the Committee shall, in its discretion, determine, as long as all Stock Appreciation Rights granted under the Plan satisfy the requirements of the Plan.

      7.3   Tandem Stock Appreciation Rights.

            7.3.1 Award of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted by the Committee in connection with any Stock Option granted under the Plan, either at the time the Stock Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Stock Option, except that in the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

            7.3.2 Limitations on Exercise of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Stock Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Stock Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Stock Option shall be canceled with respect to the shares of Stock to which the exercised portion of the Tandem Stock Appreciation Rights relates.

            7.3.3 Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the Grantee to surrender to the Company unexercised the related Stock Option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Stock having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value of one (1) share of Common Stock at the time the Tandem Stock Appreciation Right is exercised over (B) the purchase price per share specified in such Stock Option, multiplied by (ii) the number of shares of Stock subject to the Stock Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

      7.4   Nontandem Stock Appreciation Rights.

            7.4.1 Award of Nontandem Stock Appreciation Rights. Nontandem Stock Appreciation Rights may be granted by the Committee in a manner not related to a grant of a Stock Option. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Stock covered by such right and the base price of shares of Stock to be used in connection with the calculation described in Section 7.4.2 below. The base price of a Nontandem Stock Appreciation Right shall be not less than 100% of the Fair Market Value of a share of Stock on the date of grant. A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

            7.4.2 Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the Grantee to receive from the Company that number of shares of Stock having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value of one (1) share of Stock at the time at which the Nontandem Stock Appreciation Right is exercised over (B) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (ii) the number of shares of stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

      7.5 Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the Grantee, stock certificates representing the total number of full shares of Stock to which the Grantee is entitled pursuant to Section 7.3.3 or Section 7.4.2 hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, and
(ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.6, deliver to the Grantee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Stock it would otherwise be obligated to deliver. The settlement of any Stock Appreciation Right under the Plan shall be subject to the withholding requirements as set forth in Section 16.1.

      7.6 Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

      7.7 Written Notice Required. A Stock Appreciation Right shall be exercised when written notice of that exercise, stating the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised, has been given to the Company at its principal office, to the attention of the Corporate Secretary, by the Grantee.

                                ARTICLE 8.
                            RESTRICTED STOCK

      8.1 Grant of Restricted Stock. The Committee may cause the Company to grant Restricted Stock to Grantees under the Plan in such amounts as the Committee, in its sole discretion, shall determine. Such shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.

      8.2 Restrictions and Conditions. Restricted Stock granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time approve. The restrictions and conditions imposed on Restricted Stock granted under the Plan, including the satisfaction of corporate or individual performance objectives, may differ from one Award to another as the Committee shall, in its discretion, determine as long as all Awards satisfy the requirements of the Plan; provided, however, that no grant shall require any payment of cash consideration by the recipient. Each Award of Restricted Stock shall be effective as of the date so stated in the resolution of the Committee making the Award.

      8.3 Duration of Awards. The restrictions and conditions imposed upon any Restricted Stock shall lapse, in whole or in part, as provided in the agreement pursuant to which the Award is made, but in no event later than ten years from the date of the Award.

      8.4 Restricted Stock Certificates. Each certificate issued for shares of Restricted Stock shall be registered in the name of the Grantee and shall be deposited by him or her with the Company, to the attention of the Corporate Secretary, together with a stock power endorsed in blank. The shares shall be subject to restrictions as to transferability as provided in Article 11 and to such other restrictions and conditions as may be imposed by the Committee at the time of making the Award (the "restrictions and conditions"), which shall be referenced by a conspicuous legend on the reverse side of the stock certificate representing the shares.

      8.5 Rights of Holders of Restricted Stock. Subject to the restrictions and conditions, the Grantee shall be the owner of the Restricted Stock and shall have all of the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on the Restricted Stock and the right to vote the shares. In the event there is a change in the Stock as described in Article 13, any shares or other securities issued with respect to shares subject to restrictions and conditions under the Plan shall be subject to the same restrictions and conditions, and the certificates therefor, together with a stock power endorsed in blank, shall be delivered to the Company, to the attention of the General Counsel.

      8.6 Delivery of Restricted Stock. Following the lapse of the restrictions and conditions imposed on any Restricted Stock, the certificate or certificates evidencing such shares shall be reissued by the Company in the name of the Grantee without legend (except to the extent that a legend may be necessary for compliance with applicable securities laws) and shall be delivered to the Grantee. The delivery of Restricted Stock under the Plan shall be subject to the withholding requirements as set forth in Section 14.1.

                                ARTICLE 9.
                           PERFORMANCE SHARES

      9.1 Grant of Performance Shares. The Committee may cause the Company to grant Performance Shares to Grantees under the Plan in such amounts as the Committee, in its sole discretion, shall determine. Such Performance Shares may be issued either alone or in addition to other Awards under the Plan. Each Performance Share grant shall confer upon the Grantee the right to receive a specified number of shares of Stock contingent upon the achievement of specified corporate or individual performance objectives within a specified period.

      9.2 Terms and Conditions. Performance Shares granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time approve. The Committee shall specify the performance objectives and the period of duration of the Performance Shares Award at the time that such Award is granted. Any Performance Share Award granted under this Plan shall constitute an unfunded promise to issue shares of Stock to the Grantee in the future upon the completion of specified conditions. No Grantee shall be deemed to be a holder of any shares subject to a Performance Shares Award unless and until a stock certificate or certificates for such are issued to such Grantee under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date stock certificates are issued pursuant to any Performance Shares Award, except as provided in Article 13. The settlement of any Performance Shares Award shall be subject to the withholding requirements as set forth in Section 14.1.

      9.3 Cash in Lieu of Stock. In lieu of some or all of the shares earned by achievement of the specified performance objectives within the specified period, the Committee may distribute cash in an amount equal to the Fair Market Value of the Stock at the time that the performance objective is achieved within the specified period multiplied by the number of Performance Shares.

      9.4 Performance Objective Period. The duration of the period within which to achieve the performance objectives is to be determined by the Committee, but in no event shall the duration be later than ten years from the date of the Award.

                                ARTICLE 10.
                   PERFORMANCE-BASED COMPENSATION AWARDS

      10.1 Awards. All Stock Options and Stock Appreciation Rights granted to key executive, supervisory and key employees under the Plan are Performance-based Compensation Awards if they are granted at an exercise price that is not less than Fair Market Value at the time of the Award. Restricted Stock and Performance Shares awarded to key executive and supervisory employees are also Performance-based Compensation Awards under this Article if granted subject to a written agreement between the Company and the Grantee setting forth one or more objective performance goals based on the criteria set forth in Section 10.2 that are required to be met in order for an Award to vest in the Grantee. The performance goals must be established in writing by the Committee prior to the employee's performance of the relevant services and while the outcome under the goal or goals is substantially uncertain.

      10.2 Performance Goals. The performance goals established by the Committee with respect to a specific Performance-based Compensation Award must be based on one or more of the following criteria: achieving targeted revenues; control of operating expenses; increases in operating cash flow; increases in operating income; and achieving targeted net income and achieving targeted operating margins.

      10.3 Limitations of Shares. The maximum number of shares that may be subject to Awards under the Plan contained in Section 4.1 and the maximum number of shares for any individual contained in Section 4.2 include Performance-based Compensation Awards.

                              ARTICLE 11.
                      TERMINATION OF EMPLOYMENT

      11.1 Termination of Employment. If a Grantee ceases to be employed by the Company or a Subsidiary for any reason other than death, disability or normal retirement, any Stock Option or Stock Appreciation Right granted to such Grantee shall expire three months after the date of termination of employment, unless otherwise provided in the applicable Award agreement. Any Restricted Stock or Performance Shares granted to such Grantee shall be terminated or forfeited, unless otherwise provided in the applicable Award agreement.

      11.2 Disability; Normal Retirement. If a Grantee becomes disabled within the meaning of Section 22(e)(3) of the Code or retires under the Company's normal retirement policy while employed by the Company, or a Subsidiary, any Stock Option or Stock Appreciation Right granted to such Grantee shall expire one year after the date of termination of employment due to disability or normal retirement, unless a longer or shorter period of exercise is provided in the applicable Award agreement. Any Restricted Stock or Performance Shares granted to such Grantee shall be terminated or forfeited, unless otherwise provided in the applicable Award agreement.

      11.3 Death of Grantee. if a Grantee dies while employed by the Company, or a Subsidiary, any Stock Option or Stock Appreciation Right granted to such Grantee shall expire one year after the date of death, unless a longer or shorter period of exercise is provided in the applicable Award agreement. During the exercise period after death, the Stock Option or Stock Appreciation Right may be exercised, to the extent provided in the applicable Award agreement, by the person or persons to whom the Grantee's rights under the Award Agreement shall pass by will or by the laws of descent and distribution but in no event may the Stock Option or Stock Appreciation Right be exercisable more than ten years from the date of grant. Any Restricted Stock or Performance Shares granted to such Grantee shall be terminated or forfeited, unless otherwise provided in the applicable Award agreement.

      11.4 Termination as Nonemployee Director of the Company. If a nonemployee director ceases to be a director of the Company, the Grantee's rights upon such termination shall be governed in the manner of an Grantee's rights upon termination of employment as set forth above.

      11.5 Extent of Exercise. Any Stock Option exercisable following the termination of employment of an Optionee for any reason shall be exercisable only as to the number of shares with respect to which it was exercisable on the date of termination.

                                ARTICLE 12.
                          TRANSFER RESTRICTIONS

      Stock Options and Stock Appreciation Rights that have not been exercised by the Grantee and Restricted Stock and Performance Shares that are subject to restrictions and conditions shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Awards shall be void, except for a transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may grant Nonqualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Grantee or to trusts or partnerships of such family members, or, to the extent such transfers may be made in compliance with Rule 16b-3 and applicable tax laws, limited liability companies of such family members. for purposes of this Article 12, the phrase "immediate family member" shall mean spouse, children or grandchildren of the Grantee.

                               ARTICLE 13.
                               ADJUSTMENTS

      If the shares of Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised or unvested Awards, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Awards shall be made without change in the aggregate purchase price applicable to the unexercised portion of any such Award, but with a corresponding adjustment in the price for each share or other unit of any security covered by the Award. In making any adjustment pursuant to this Article 13, any fractional shares shall be disregarded.

                                ARTICLE 14.
                        MISCELLANEOUS PROVISIONS

      14.1 Tax Withholding. With respect to any Award under the Plan, the Company shall have the right to require Grantees or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. Within the discretion of the Committee, the Company may withhold the tax required to be withheld from any other cash compensation then or thereafter payable to the Grantee, or, if deemed necessary by the Company, the Company may sell or withhold a portion of shares of Stock to be delivered to the Grantee pursuant to the Plan to provide sufficient funds for withholding tax and delivery of the proceeds to the Company.

      14.2 Termination, Amendment of Plan. The Board may at any time terminate, amend or revise the terms of the Plan; provided that no amendment or revision shall, without the approval of the Company's shareholders, (i) increase the maximum aggregate number of shares that may be sold or distributed pursuant to Awards granted under this Plan, except as permitted under Article 13; (ii) change the minimum purchase price for shares of Stock that may be received by exercise of Stock Option or Stock Appreciation Right under the Plan; (iii) increase the maximum duration established under the Plan for any Award; or (iv) permit the granting of an Award to anyone other than specified in Article 5.

      14.3 Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee or other person who has received an Award, alter or impair any of that Grantee's rights or obligations under any Award granted under the Plan prior to such amendment, suspension, or termination.

      14.4 Employment. Nothing in the Plan or in any Award shall confer upon any eligible employee any right to continued employment by the Company, or a Subsidiary, or limit in any way the right of the Company or a Subsidiary at any time to terminate or alter the terms of that employment.

      14.5 Securities Laws. Shares of Stock issuable pursuant to this Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake such registrations and may, in lieu thereof, issue shares hereunder only pursuant to applicable exemptions from such registrations. In the event that no such registrations are undertaken, the shares shall be issued only to persons who qualify to receive such shares in accordance with the exemption from registration on which the Company relies. In connection with any Award of shares or the reissuance of certificates under the Plan, the Committee may require appropriate representations from the recipient of such shares and take such other action as the Committee may deem necessary, including but not limited to placing restrictive legends on certificates evidencing such shares and placing stop transfer instructions in the Company's stock transfer records, or delivering such instructions to the Company's transfer agent, in order to assure compliance with any such exemptions. Notwithstanding any other provision of the Plan, no shares will be issued pursuant to the Plan unless such shares have been registered under all applicable federal and state securities laws or unless, in the opinion of counsel satisfactory to the Company, exemptions from such registrations are available.

      14.6 Compliance with Section 16(b). In the case of Grantees who are or may be subject to Section 16 of the Securities Exchange Act of 1934, it is the intent of the Company that this Plan and any Award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such Grantees will be entitled to the benefits of Rule 16b-3 or any other exemptive rule under Section 16 and will not be subjected to liability thereunder. If any provision of the Plan or any Award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Grantees who are or may be subject to
Section 16.

      14.7 Reorganization. Except as otherwise provided in the applicable Award agreement, in the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their shares of Stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer approved by the Board, all Awards that are unexercised or still subject to any restrictions and conditions shall thereupon be terminated or forfeited, provided that the Committee may, prior to the effective date of any such transaction, either (i) make all such Awards immediately vested or exercisable or (ii) arrange to have the surviving corporation grant to the Grantees replacement Award on terms which the Board shall determine to be fair and reasonable; provided, however, that the Option shall become immediately exercisable as to all of the shares upon the occurrence of a "change of control" of the Company as hereinafter defined.

      For purposes of this Section 14.7, a "change of control" shall be deemed to have occurred upon the occurrence of any of the following events:

            14.7.1 Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

            14.7.2 Individuals who are "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or

            14.7.3 The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

            14.7.4 The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above.

      For purposes of the foregoing, "Continuing Directors" shall mean (i) the directors of the Company in office on the date hereof and (ii) any successor to any such director (and any

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

additional director) who after the date hereof was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection.

      14.8 Effective Date and Term of Plan. The effective date of this Plan is January 29, 1998; provided, however, that no Award granted hereunder may be exercised or become vested unless and until the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan after January 28, 2008.

                                                           APPENDIX II

              PROXY SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        KENAN TRANSPORT COMPANY

The undersigned having received Notice of Meeting and Proxy Statement dated March 30, 1998, hereby appoints THOMAS S. KENAN, III and LEE P. SHAFFER, and each or either of them, as proxies with full power of substitution and revocation, to represent the undersigned and to vote as designated below all shares of Common Stock of KENAN TRANSPORT COMPANY which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on May 4, 1998 at The Kenan Center, Bowles Drive, Chapel Hill, North Carolina at 10:00 A.M., local time or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR.

(1)   ELECTION OF DIRECTORS
      [ ] FOR all nominees listed below; except vote withheld for the nominees whose names are written in the space below

      [ ]   WITHHOLD AUTHORITY to vote for all nominees listed below

    William C. Friday         William O. McCoy       Lee P. Shaffer
    Owen G. Kenan             Paul J Rizzo           Kenneth G. Younger
    Thomas S. Kenan, III      Braxton Schell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
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                     (Continued on Reverse Side)

                    (Continued from Reverse Side)

(2) TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE COMPANY'S 1998 LONG-TERM INCENTIVE PLAN.

       [ ]  FOR               [ ]  AGAINST          [ ]  ABSTAIN

(3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                              Dated               , 1998
                                    --------------
                                                            Signature
                            -----------------------------
                                                            Signature
                            -----------------------------


Please sign the Proxy exactly as name appears. Joint owners should each sign. Trustees and other signing in a representative capacity should indicate the capacity in which they sign.

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PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
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